Exhibit 99.1

JFrog Announces First Quarter Fiscal 2022 Results

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Total Revenues of $63.7 million; Up 41% Year-over-Year
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Cloud Revenues Up 63% Year-over-Year
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Increased Adoption of JFrog Platform and Security Capabilities Drives Revenue Acceleration
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Customers with ARR Greater than $100k Grew 52% Year-over-Year to 599

SUNNYVALE, Calif., May 9, 2022 -- JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog DevOps Platform, today announced financial results for its first quarter ended March 31, 2022.

“JFrog demonstrated a solid start to 2022, as Q1 was yet another strong quarter. We’re excited to see the growing number of customers transitioning to the cloud, securing their software supply chain, and powering their DevOps pipelines with the JFrog Platform,” said Shlomi Ben Haim, JFrog Co-founder and CEO. “Our consistent investment in an end-to-end DevOps platform, that includes advanced security and distribution capabilities, answers the market demand. Our focus on multi-cloud, hybrid, and self-hosted offerings continues to bear fruit.”

First Quarter Financial Highlights

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Revenue for the first quarter of 2022 equaled $63.7 million, an increase of 41% compared to the year ago period.
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GAAP Gross Profit was $49.8 million; GAAP Gross Margin was 78.2%.
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Non-GAAP Gross Profit was $53.8 million; Non-GAAP Gross Margin was 84.4%.
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GAAP Operating Loss was ($19.1) million; GAAP Operating Margin was negative 30%.
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Non-GAAP Operating Income was $0.5 million; Non-GAAP Operating Margin was 0.9%.
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GAAP Net Loss Per Diluted Share was $0.20; Non-GAAP Net Income Per Diluted Share was $0.00.
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Operating Cash Flow was $5.0 million, with Free Cash Flow of $3.9 million.
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Cash, Cash Equivalents and Investments were $427.7 million as of March 31, 2022.

Recent Business & Product Highlights

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Cloud revenue equaled $16.8 million during the first quarter of 2022, an increase of 63% over the year ago period. Cloud revenue represented 26% of total revenue, compared to 23% in the year ago period.
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Net Dollar Retention rate for the trailing four quarters was 131%.
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$100K ARR customers increased 52% year-over-year to 599 customers, compared with 395 in the year ago period.
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$1 million ARR customers increased 60% year-over-year to 16 customers, up from 10 customers as of March 31, 2021.
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Customers adopting the complete JFrog Platform represented 35% of total revenue versus 29% in the year ago period.
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Announced unique contextual analysis security capabilities in the JFrog Platform to intelligently prioritize DevSecOps teams’ remediation activities.
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Released Dart programming language and Pub repository support in JFrog Artifactory to support a fast-growing community of developers led by Google.
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Partnered with AWS for Games to accelerate cloud DevOps processes for the rapidly-expanding gaming industry.

Second Quarter and Fiscal Year 2022 Outlook

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Second Quarter 2022 Outlook:
o
Revenue between $65.0 million and $66.0 million
o
Non-GAAP operating loss between ($2.5) million and ($3.5) million
o
Non-GAAP net loss per share between ($0.03) and ($0.04), assuming approximately 99 million weighted average shares outstanding
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Fiscal Year 2022 Outlook:
o
Revenue between $276.5 million to $278.5 million
o
Non-GAAP operating income between ($1.0) million and $1.0 million
o
Non-GAAP net income per share between ($0.01) and $0.01, assuming approximately 107 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s First Quarter Fiscal 2022 Financial Results Conference Call
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Date: Monday, May 9, 2022
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), is on a mission to power all the world’s software updates, driven by a “Liquid Software” vision to allow the seamless, secure, fearless flow of binaries from developers to the edge. The JFrog DevOps Platform enables software creators to power their entire software supply chain throughout the full binary lifecycle, so they can build, secure, distribute, and connect any source with any production environment. JFrog’s hybrid, universal, multi-cloud DevOps platform is available as both self-hosted and SaaS services across major cloud service providers. Millions of users and thousands of customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Once you leap forward, you won’t go back! Learn more at jfrog.com and follow us on Twitter: @JFrog.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the second quarter and for the full year of 2022, our leadership position in the markets in which we participate, our ability to drive growth, our expectations regarding the market and revenue potential for JFrog Artifactory, JFrog Xray, JFrog Distribution and JFrog Connect, the growth potential of our cloud business, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to successfully integrate acquisitions into our business operations, including the DevOps platform, and realize anticipated benefits and synergies from such acquisitions, our ability to contribute data to global security standards bodies, and our ability to innovate and meet market demands. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from recent acquisitions into our offerings; our ability to provide continuity to our respective customers following our acquisitions, and our ability to realize innovations following the acquisition; general market, political, economic, and business conditions; and the duration and impact of the COVID-19 pandemic. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2021, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; (4) legal settlement costs and (5) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Legal settlement costs. From time to time JFrog incurs charges related to litigation settlements. We exclude these charges and related professional service costs when associated with a significant settlement because they are not reflective of JFrog’s ongoing business and operating results.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

JoAnn Horne

jhorne@marketstreetpartners.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Subscription—self-managed and SaaS	$59,069	$41,338
License—self-managed	4,627	3,749
Total subscription revenue	63,696	45,087
Cost of revenue:
Subscription—self-managed and SaaS(1)(2)(3)	13,643	8,236
License—self-managed(3)	220	191
Total cost of revenue—subscription	13,863	8,427
Gross profit	49,833	36,660
Operating expenses:
Research and development(1)(2)	27,101	13,836
Sales and marketing(1)(2)(3)	29,180	19,765
General and administrative(1)(2)(4)	12,691	13,671
Total operating expenses	68,972	47,272
Operating loss	(19,139)	(10,612)
Interest and other income, net	273	360
Loss before income taxes	(18,866)	(10,252)
Income tax expense (benefit)	838	(2,357)
Net loss	$(19,704)	$(7,895)

Net loss per share - basic and diluted	$(0.20)	$(0.09)
Weighted-average shares used in computing net loss per share, basic and diluted	97,884	92,680

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$1,306	$762
Research and development	5,132	1,829
Sales and marketing	4,755	2,723
General and administrative	2,881	6,436
Total share-based compensation expense	$14,074	$11,750

(2) Includes acquisition-related costs as follows:
Cost of revenue: subscription–self-managed and SaaS	$7	$—
Research and development	2,375	351
Sales and marketing	124	—
General and administrative	166	—
Total acquisition-related costs	$2,672	$351

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$2,386	$—
Cost of revenue: license—self-managed	220	191
Sales and marketing	236	182
Total amortization of acquired intangible assets	$2,842	$373

(4) Includes legal settlement costs as follows:
General and administrative	$94	$—

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$59,577	$68,284
Short-term investments	368,073	352,844
Accounts receivable, net	49,389	50,483
Deferred contract acquisition costs	5,949	5,271
Prepaid expenses and other current assets	24,363	22,140
Total current assets	507,351	499,022
Property and equipment, net	7,377	6,689
Deferred contract acquisition costs, noncurrent	10,499	9,120
Operating lease right-of-use assets	24,235	25,999
Intangible assets, net	45,138	47,980
Goodwill	247,955	247,776
Other assets, noncurrent	13,841	15,942
Total assets	$856,396	$852,528
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,050	$10,868
Accrued expenses and other current liabilities	28,891	27,954
Operating lease liabilities	7,205	7,293
Deferred revenue	134,611	129,149
Total current liabilities	182,757	175,264
Deferred revenue, noncurrent	17,772	17,957
Operating lease liabilities, noncurrent	17,943	20,014
Other liabilities, noncurrent	1,406	712
Total liabilities	219,878	213,947
Shareholders’ equity:
Share capital	276	272
Additional paid-in capital	795,808	776,690
Accumulated other comprehensive income (loss)	(870)	611
Accumulated deficit	(158,696)	(138,992)
Total shareholders’ equity	636,518	638,581
Total liabilities and shareholders’ equity	$856,396	$852,528

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(19,704)	$(7,895)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,519	1,006
Share-based compensation expense	14,074	11,750
Non-cash operating lease expense	1,806	1,278
Net amortization of premium or discount on investments	1,628	1,343
Changes in operating assets and liabilities:
Accounts receivable	1,094	(14,375)
Prepaid expenses and other assets	(889)	(2,386)
Deferred contract acquisition costs	(2,057)	(1,384)
Accounts payable	960	(954)
Accrued expenses and other liabilities	1,524	3,658
Operating lease liabilities	(2,201)	(1,367)
Deferred revenue	5,277	18,137
Net cash provided by operating activities	5,031	8,811
Cash flows from investing activities:
Purchases of short-term investments	(92,211)	(88,580)
Maturities and sales of short-term investments	74,637	61,825
Purchases of property and equipment	(1,143)	(1,135)
Payments related to business combination	(179)	—
Net cash used in investing activities	(18,896)	(27,890)
Cash flows from financing activities:
Proceeds from exercise of share options	1,795	2,290
Proceeds from employee share purchase plan	3,253	—
Proceeds from employee equity transactions, net of payments to be remitted to tax authorities	107	(1,008)
Net cash provided by financing activities	5,155	1,282
Net decrease in cash, cash equivalents, and restricted cash	(8,710)	(17,797)
Cash, cash equivalents, and restricted cash—beginning of period	68,540	164,739
Cash, cash equivalents, and restricted cash—end of period	$59,830	$146,942
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$59,577	$146,676
Restricted cash included in prepaid expenses and other current assets	13	14
Restricted cash included in other assets, noncurrent	240	252
Total cash, cash equivalents, and restricted cash	$59,830	$146,942

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$49,833	$36,660
Plus: Share-based compensation expense	1,306	762
Plus: Acquisition-related costs	7	—
Plus: Amortization of acquired intangibles	2,606	191
Non-GAAP gross profit	$53,752	$37,613
GAAP gross margin	78.2%	81.3%
Non-GAAP gross margin	84.4%	83.4%

Reconciliation of operating expenses
GAAP research and development	$27,101	$13,836
Less: Share-based compensation expense	(5,132)	(1,829)
Less: Acquisition-related costs	(2,375)	(351)
Non-GAAP research and development	$19,594	$11,656

GAAP sales and marketing	$29,180	$19,765
Less: Share-based compensation expense	(4,755)	(2,723)
Less: Acquisition-related costs	(124)	—
Less: Amortization of acquired intangibles	(236)	(182)
Non-GAAP sales and marketing	$24,065	$16,860

GAAP general and administrative	$12,691	$13,671
Less: Share-based compensation expense	(2,881)	(6,436)
Less: Acquisition-related costs	(166)	—
Less: Legal settlement costs	(94)	—
Non-GAAP general and administrative	$9,550	$7,235

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(19,139)	$(10,612)
Plus: Share-based compensation expense	14,074	11,750
Plus: Acquisition-related costs	2,672	351
Plus: Amortization of acquired intangibles	2,842	373
Plus: Legal settlement costs	94	—
Non-GAAP operating income	$543	$1,862
GAAP operating margin	(30.0)%	(23.5)%
Non-GAAP operating margin	0.9%	4.1%

Reconciliation of net income (loss)
GAAP net loss	$(19,704)	$(7,895)
Plus: Share-based compensation expense	14,074	11,750
Plus: Acquisition-related costs	2,672	351
Plus: Amortization of acquired intangibles	2,842	373
Plus: Legal settlement costs	94	—
Plus: Income tax effects	180	(2,736)
Non-GAAP net income	$158	$1,843
Net income per share - basic	$0.00	$0.02
Net income per share - diluted	$0.00	$0.02
Shares used in non-GAAP net income (loss) per share calculations:
GAAP weighted-average shares used to compute net income (loss) per share - basic and diluted	97,884	92,680
Add: Dilutive ordinary share equivalents	6,065	10,563
Non-GAAP weighted-average shares used to compute net income per share - diluted	103,949	103,243

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands; unaudited)

	Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$5,031	$8,811
Less: purchases of property and equipment	(1,143)	(1,135)
Free cash flow	$3,888	$7,676